Exhibit 3.27

INTERCREDITOR AGREEMENT BETWEEN GROUP A INVESTORS AND
GROUP B INVESTORS

THIS INTERCREDITOR AGREEMENT BETWEEN GROUP A INVESTORS AND GROUP B INVESTORS (this “Agreement”) dated as of the 2nd day of November, 2017, is made by and among the Investors associated with the Square 1 Bank loan facility as they are identified on Schedule 1 hereto (the “Group A Investors”), the note holders pursuant to the Note and Warrant Purchase Agreement dated as of November 1, 2017 as they are identified on Schedule 2 hereto (the “Group B Investors”), and PogoTec, Inc. (the “Company”).

WITNESSETH:

WHEREAS, each of the Group A Investors has provided either a standby letter of credit to secure obligations of the Company to Square 1 Bank, or a direct loan to the Company, and the Company owes certain obligations to each of the Group A Investors (the “Group A Obligations”), as identified in that certain Contribution, Indemnity, Intercreditor and Collateral Agency Agreement (the “Contribution Agreement”);

WHEREAS, the Group A Obligations have a maturity date of February 14, 2020, as may be amended from time to time (the “Group A Maturity Date”);

WHEREAS, each of the Group B Investors has entered into a Note and Warrant Purchase Agreement (the “Purchase Agreement”), and the Company owes certain obligations to each of the Group B Investors (the “Group B Obligations”, and together with the Group A Obligations, the “Obligations”);

WHEREAS, the Group B Obligations have a maturity date as defined in the Purchase Agreement, which is on or about November 10, 2018, as may be amended from time to time (the “Group B Maturity Date”);

WHEREAS, the Group A Investors appointed Jack McDougall as their collateral agent, and the Group B Investors appointed John Hunkeler as their collateral agent (collectively, the “Collateral Agents”);

WHEREAS, each of the Group A Investors and the Group B Investors (collectively, the “Investors”), has entered into a secured lending arrangement with the Company, whereby in exchange for the Obligations, each of the Investors are secured by security interests (the “Security Interests”) granted by the Company to each of the Investors in certain intellectual property assets of the Company (all such assets being collectively, the “Collateral”) as described in security agreements between the Company and each of the Investors;

WHEREAS, each of the Group A Investors and the Group B Investors, by their respective Collateral Agents, has or will have filed an Intellectual Property Security Agreement, securing the Collateral (collectively, the “Security Agreements”),

WHEREAS, it is contemplated that the Security Interests held by Group A Investors and Group B Investors in the Collateral shall rank pari passu on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the Investors agree as follows:

1.        Each Investor hereby acknowledges that the Security Interests held by each of the Investors pursuant to the Security Agreements rank equally and ratably without priority over one another, regardless of the order of time in which any such Security Interests or claims arise, attach or are perfected by filing, recording, possession, control or otherwise. Each Investor and its Obligation is listed in the Schedules attached hereto. Each Investor has the obligation to all other parties hereto to provide in writing any change of address or contact information.

2.        Each Investor acknowledges that although the Group B Maturity Date is earlier than the Group A Maturity Date, there are no cross-default provisions between the Group A Investors and the Group B Investors.

3.        Each Investor acknowledges that in the event of a Company default to the Group B Obligations, the Group B Investors are required to forbear, and wait until the earlier of (i) a default of the Group A Obligations which triggers Group A to foreclose on the Collateral or (ii) ten (10) days after the Group A Maturity Date before the Group B Investors may foreclose on the Collateral and receive any relief under the Security Agreements.

4.        In the event that the Group B Investors foreclose on the Collateral, the Group A Obligations shall become immediately due and payable.

5.        Each of the Group A Investors agrees to amend the terms of the Contribution Agreement to provide that any action required to be taken by the Investors, including all of the Investors, shall only be required to be taken by a Majority-in-Interest of the Investors. The term “Majority-in-Interest” shall mean the Group A Investors that represent a majority of the principal amount underlying the Group A Obligations.

6.        Each of the Collateral Agents shall (a) promptly notify the Investors of any default under the Obligations, known to such Collateral Agent and not reasonably believed to have been previously disclosed to the Investors; (b) provide the Investors with such information and documentation as the Investors shall reasonably request in the performance of their respective obligations hereunder, including but not limited to information relative to the outstanding balance of principal, interest and other sums owed to the Investors by the Company; and (c) cooperate with the Investors with respect to any and all collections and/or foreclosure procedures at any time commenced against the Company or otherwise in respect of the Collateral securing the Obligations.

7.        This Agreement shall be governed by the laws of the State of New York.

8.        This Agreement is solely for the benefit of and shall bind the parties hereto and their respective successors and assigns, and no other person or persons shall have any right, benefit, priority or interest under or because of the existence of this Agreement. In the event of the transfer or assignment of all or any part of any of the Security Interests or Obligations described in this Agreement, the priorities established in this Agreement shall continue in full force and effect with respect to such assigned or transferred interests or claims, and the assigning party agrees to advise such assignee and transferee of such continuing priorities and obtain such assignee’s or transferee’s agreement thereto.

9.        This Agreement may be executed in counterparts, which when executed and delivered shall be an original, but all such counterparts shall together constitute one and the same agreement.

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10.       This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. The provisions of this Agreement are, and are intended, solely for the purpose of defining the relative rights of the Investors by and amongst the Bank Investors and the Short-Term Investors. Nothing contained herein is intended to or shall impair, the Obligations of the Company as among the Investors.

11.       This is a continuing agreement and will remain in full force and effect until all of the Short-Term Loans have been fully paid, performed and satisfied. This Agreement will continue to be effective or will be reinstated, as the case may be, if at any time any payment of a Short-Term Loan is rescinded or must otherwise be returned by an Investor upon the insolvency, bankruptcy, or reorganization of the Company or otherwise, all as though such payment had not been made.

12.       No defect in, invalidity of, or absence or loss of priority in, or under this Agreement or the Notes or Security Agreements shall affect the respective rights under this Agreement.

(Remainder of page left intentionally blank)

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

POGOTEC, INC.

By:	/s/ Diane J. Munn
Name:	Diane J. Munn
Title:	Chief Financial Officer

Notice Information:
PogoTec, Inc.
4502 Starkey Road, Suite 109 Roanoke, Virginia 24018 Attention: Diane J. Munn

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

POGOTEC, INC.

By:
Name:	Diane J. Munn
Chief Financial Officer

COLLATERAL AGENT

By:	/s/ John Hunkeler
Name:	John Hunkeler

COLLATERAL AGENT

By:
Name:	John H. McDougall

INVESTOR

By:
Name:

Email:

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COLLATERAL AGENT

By:	/s/ John H. McDougall
Name:	John H. McDougall

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTOR

By:	/s/ Christopher Banning
Name:	Christopher Banning

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTOR

By:	/s/ Clifton Cokingtin
Name:	Clifton Cokingtin

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTOR

By:	/s/ Ronald Blum
Name:	Ronald Blum

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTOR

By:	/s/ Richard Gordon Faux
Name:	Richard Gordon Faux

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTOR

Marc and Barbara Kranz

By:	/s/ Barbara Kranz
Name:	Barbara Kranz

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTOR

By:	/s/ Richard C. Lindstrom
Name:	Richard C. Lindstrom

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTOR

By:	/s/ Jonathan S. Till
Name:	Jonathan S. Till

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTOR

By:	/s/ Steve Schmidt
Name:	Steve Schmidt

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTOR

By:	/s/ Joe Gira
Name:	Joe Gira

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTOR

By:	/s/ John H. McDougall
Name:	John H. McDougall

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTOR

By:	/s/ Joel Halpern
Name:	Joel Halpern

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTOR

Andrew P. Klein and Jayne Z. Klein

By:	/s/ Andrew P. Klein
Name:	Andrew P. Klein

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTOR

Brisley-Kinsler Properties, LLC

By:	/s/ Jon Brisley
Name:	Jon Brisley
Title:	Manager Member

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTOR

John R. Wood and Christine S. Wood

By:	/s/ John R. Wood
Name:	John R. Wood

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTOR

By:	/s/ Scott McKnight
Name:	Scott McKnight

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTOR

By:	/s/ Kurt Weir
Name:	Kurt Weir

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTOR

Fly High Eyes, LLC

By:	/s/ Kurt Weir
Name:	Kurt Weir
Title:	Managing Partner

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTOR

By:	/s/ Mark Scott
Name:	Mark Scott

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INVESTOR

/s/ John D. Hunkeler
John D. Hunkeler, Trustee of the
John D. Hunkeler Revocable Trust Dated
October 13, 1988 as amended

/s/ Mary E. Hunkeler
Mary E. Hunkeler, Trustee of the
John D. Hunkeler Revocable Trust Dated
October 13, 1988 as amended

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTOR

Jack Loeb, Jr. Revocable Trust,
amended and restated September 7,
2017

By:	/s/ Jack Loeb
Name:	Jack Loeb, Jr., as Trustee

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SCHEDULE I

Group A Investors

Investor	Obligation

The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

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SCHEDULE II

Group B Investors

Investor	Obligation

The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

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